UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

SVB Financial Group

(Exact Name of Company as Specified In Its Charter)

Delaware	001-39154	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive

Santa Clara, California 95054-1191

(Address of principal executive offices) (Zip Code)

(408) 654-7400

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIVB	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 5.250% Fixed Rate Non- Cumulative Perpetual Preferred Stock, Series A	SIVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03.	Bankruptcy or Receivership.

On March 17, 2023, SVB Financial Group (the “Company”) announced that it had filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) on March 17, 2023. The Company’s case will be administered under the caption In re SVB Financial Group, Case No: 23-10367 (the “Chapter 11 Case”). The Company will continue to operate its business as a debtor in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The Chapter 11 Case follows the announcement on March 10, 2023, that the Company’s wholly owned subsidiary, Silicon Valley Bank was closed by the California Department of Financial Protection and Innovation, and that the Federal Deposit Insurance Corporation was appointed as receiver the (“Receivership”).

A press release announcing the commencement of the Chapter 11 Case is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On March 17, 2023, the Company received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company of its failure to satisfy one or more continued listing rules or standards of Nasdaq. Trading of the Company’s common stock (SIVB:NASDAQ) (the “Common Stock”) and the Company’s Depositary Shares, each representing a 1/40th interest in a share of 5.250% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (SIVBP:NASDAQ) (the “Listed Depositary Shares”) on Nasdaq was halted on March 10, 2023 and will be suspended on March 28, 2023. Nasdaq will file a Form 25-NSE with the United States Securities and Exchange Commission, which will remove the Common Stock and Listed Depositary Shares from listing and registration on Nasdaq. Nasdaq’s determination was based on the following factors: (1) the events described under Item 1.03 of this Current Report on Form 8-K, (2) concerns regarding the residual equity interest of the existing listed securities holders, and (3) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq. The Company does not plan to appeal Nasdaq’s decision.

Following the removal of the Common Stock and Registered Depositary Shares from listing and registration on Nasdaq, the Common Stock or Registered Depositary Shares may then be immediately eligible to be quoted on the OTC Pink Quotation System. To be quoted on this system, a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. If the Common Stock or Registered Depositary Shares are delisted from Nasdaq, there can be no assurance that a market maker will apply to quote the Common Stock or Registered Depositary Shares or that the Common Stock or Registered Depositary Shares will be quoted in the OTC Pink Quotation System.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Receivership, Michael Zuckert will only be providing services to Silicon Valley Bridge Bank, N.A. and will no longer serve as General Counsel of the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. Forward-looking statements are statements that are not historical facts and generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. Although the Company believes that the expectations reflected in the Company’s forward-looking statements are reasonable, the Company has based these expectations on its current beliefs as well as its assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside the Company’s control. Forward-looking statements related to the Company’s actual results of operations and financial performance could differ significantly from those expressed in or implied by the Company’s forward-looking statements. The forward-looking statements included in this disclosure are made only as of the date of this disclosure. The Company does not intend, and undertakes no obligation, to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of SVB Financial Group Announcing Commencement of Chapter 11 Proceedings, dated March 17, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVB Financial Group (Company)

Date: March 17, 2023	By:	/s/ William Kosturos
Name: William Kosturos Title: Chief Restructuring Officer